Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-23681, 333-76629, 333-88359, 333-73260, 333-125178 and 333-178670 on Forms S-8 of our report dated April 22, 2016, relating to the financial statements of Clear Link Holdings, LLC and Subsidiaries as of and for the years ended December 31, 2015 and 2014, appearing in this Current Report on Form 8-K/A of Sykes Enterprises, Incorporated.

/s/ Deloitte & Touche LLP

Salt Lake City, Utah

June 17, 2016